As filed with the Securities and Exchange Commission on August 29, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MannKind Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3607736
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

25134 Rye Canyon Loop, Suite 300

Valencia, CA 91355

(661) 775-5300

(Address of Principal Executive Offices, Including Zip Code)

MannKind Corporation 2013 Equity Incentive Plan

(Full Title of the Plan)

Matthew J. Pfeffer

Chief Executive Officer and Chief Financial Officer

MannKind Corporation

25134 Rye Canyon Loop, Suite 300

Valencia, CA 91355

(Name and Address of Agent for Service)

(661) 775-5300

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Thomson Corporate Vice President, General Counsel & Secretary MannKind Corporation 25134 Rye Canyon Loop, Suite 300 Valencia, CA 91355 (661) 775-5300	L. Kay Chandler, Esq. Sean M. Clayton, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock issuable under the 2013 Equity Incentive Plan (par value $0.01 per share)	15,000,000 shares(3)	$0.81	$12,150,000	$1,223.51

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of the Registrant’s common stock (the “Common Stock”) as may become issuable under the MannKind Corporation 2013 Equity Incentive Plan (the “2013 Plan”) as a result of any stock split, stock dividend, recapitalization or similar transaction.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on August 26, 2016, as reported on The NASDAQ Global Market.
(3)	Represents shares of Common Stock added to the shares authorized for issuance under the 2013 Plan pursuant to an amendment to the 2013 Plan approved by the Registrant’s stockholders at the Registrant’s 2016 Annual Meeting of Stockholders.

INCORPORATION BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2013 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission, or SEC, on May 23, 2013 (File No. 333-188790). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on August 9, 2016).

4.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), originally filed with the SEC on November 19, 2007).

4.3	Form of common stock certificate (incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 18, 2013).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages of this Registration Statement.

99.1	MannKind Corporation 2013 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on August 9, 2016).

99.2	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the MannKind Corporation 2013 Equity Incentive Plan (incorporated by reference to the Registrant’s registration statement on Form S-8 (File No. 000-188790), filed with the SEC on May 23, 2013).

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the MannKind Corporation 2013 Equity Incentive Plan (incorporated by reference to the Registrant’s registration statement on Form S-8 (File No. 000-188790), filed with the SEC on May 23, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on August 29, 2016.

MANNKIND CORPORATION

By:	/s/ Matthew J. Pfeffer
MATTHEW J. PFEFFER
Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MATTHEW J. PFEFFER and DAVID THOMSON, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Matthew J. Pfeffer Matthew J. Pfeffer	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	August 29, 2016

/s/ Rosabel R. Alinaya Rosabel R. Alinaya	Senior Vice President, Finance (Principal Accounting Officer)	August 29, 2016

/s/ Kent Kresa Kent Kresa	Chairman of the Board of Directors	August 29, 2016

/s/ Ronald J. Consiglio Ronald J. Consiglio	Director	August 29, 2016

/s/ Michael Friedman Michael Friedman, M.D.	Director	August 29, 2016

/s/ David H. MacCallum David H. MacCallum	Director	August 29, 2016

/s/ Henry L. Nordhoff Henry L. Nordhoff	Director	August 29, 2016

/s/ James S. Shannon James S. Shannon, M.D., MRCP	Director	August 29, 2016

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on August 9, 2016).

4.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), originally filed with the SEC on November 19, 2007).

4.3	Form of common stock certificate (incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 18, 2013).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page of this Registration Statement.

99.1	MannKind Corporation 2013 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on August 9, 2016).

99.2	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the MannKind Corporation 2013 Equity Incentive Plan (incorporated by reference to the Registrant’s registration statement on Form S-8 (File No. 000-188790), filed with the SEC on May 23, 2013).

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the MannKind Corporation 2013 Equity Incentive Plan (incorporated by reference to the Registrant’s registration statement on Form S-8 (File No. 000-188790), filed with the SEC on May 23, 2013).